[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1(v)

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Settlement Agreement”) is entered into by and among Onyx Pharmaceuticals, Inc. (“Onyx”), a Delaware corporation, on the one hand, and Bayer Corporation, an Indiana corporation, Bayer AG, a German corporation, Bayer HealthCare LLC, a Delaware limited liability company, and Bayer Pharma AG, a German corporation and successor-in-interest to Bayer Schering Pharma AG, a German corporation (collectively, “Bayer”), on the other hand (Onyx and Bayer collectively referred to as the “Parties”). This Settlement Agreement shall be effective as of the date last executed by any Party (“Effective Date”).

WHEREAS, Onyx and Bayer Corporation (successor-in-interest to Miles, Inc.) are parties to a Collaboration Agreement dated April 22, 1994, as amended from time to time (the “Collaboration Agreement”), under which the Parties developed and are jointly commercializing the pharmaceutical product now marketed under the trademark Nexavar®;

WHEREAS, Bayer is clinically developing a pharmaceutical product known as regorafenib;

WHEREAS, on May 15, 2009, Onyx filed a Complaint against Bayer Corporation and Bayer AG in the United States District Court for the Northern District of California (Case No. C09-02145 EMC) (the “Litigation”);

WHEREAS, on June 15, 2009, Onyx filed a First Amended Complaint that named as additional defendants Bayer HealthCare LLC and Bayer Schering Pharma AG;

WHEREAS, on June 16, 2010, Onyx filed a Second Amended Complaint against Bayer Corporation, Bayer AG, Bayer HealthCare LLC and Bayer Schering Pharma AG (collectively, the Original, First and Second Amended Complaints referred to herein as the “Complaint”);

WHEREAS, Bayer HealthCare LLC is the successor-in-interest to Bayer Corporation;

WHEREAS, in the Complaint, Onyx has alleged causes of action for Breach of Contract, Breach of the Implied Covenant of Good Faith and Fair Dealing, Breach of Fiduciary Duty, and Declaratory Relief, all arising out of Bayer’s actions and conduct with respect to Nexavar and regorafenib;

WHEREAS, on June 30, 2010, Bayer filed its Answer and Affirmative Defenses denying any and all liability in the Litigation; and

WHEREAS, the Parties, without admitting any liability whatsoever, desire to compromise, settle and discharge any and all claims asserted in the Litigation and any related disputes by entering into this Agreement, and to set forth certain agreements regarding both Nexavar and regorafenib.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, including good and valuable consideration, the sufficiency of which is hereby acknowledged, it is agreed as follows:

1. Dismissal of Action: No later than one (1) business day after Onyx’s receipt of the fully-executed contracts referred to in Paragraph 4 below, Onyx shall file a request for dismissal of the Complaint with prejudice. Upon entry of the Dismissal, counsel for Onyx shall provide counsel for Bayer with a file-endorsed copy of the Dismissal.

2. Releases:

As used in this Settlement Agreement, the term “Affiliate” shall have the meaning given to it in Section 1.3 of the Collaboration Agreement, as amended in the Fourth Amendment to the Collaboration Agreement (referred to below).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a): Effective upon receipt by Onyx of the fully-executed agreements referred to in Paragraph 4 below, Onyx hereby fully and unconditionally releases and forever discharges Bayer and any company that is currently an Affiliate of a Bayer entity named in the Complaint, the successor of each of them, and the present or former officers, directors, agents or employees of Bayer (hereinafter collectively referred to as the “Bayer Releasees”), from any and all claims, causes of action, charges, complaints, demands, actions, and liabilities Onyx may have, of any nature whatsoever, known or unknown, suspected or unsuspected, legal or equitable that (i) Onyx or any company that is currently an Affiliate of Onyx, or successors thereof, may have against the Bayer Releasees and (ii) could have been asserted in the Litigation or arise, in whole or in part, in any way associated with the facts alleged in the Complaint, and pertain to events, acts, conduct or omissions occurring prior to the Effective Date.

(b): Effective upon the effectiveness of the release provided for in Paragraph 2(a) above, Bayer hereby fully and unconditionally releases and forever discharges Onyx and any company that is currently an Affiliate of Onyx, the successor of each of them, and the present or former officers, directors, agents or employees of Onyx (hereinafter collectively referred to as the “Onyx Releasees”), from any and all claims, causes of action, charges, complaints, demands, actions, and liabilities Bayer may have, of any nature whatsoever, known or unknown, suspected or unsuspected, legal or equitable that (i) Bayer or any company that is currently an Affiliate of Bayer, or successors thereof, may have against the Onyx Releasees and (ii) could have been asserted in the Litigation or arise, in whole or in part, in any way associated with the facts alleged in the Complaint, and pertain to events, acts, conduct or omissions occurring prior to the Effective Date.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing, the Collaboration Agreement remains in full force and effect without modification except as set forth in the Operative Agreements (defined below), and nothing contained herein shall be construed to release, waive or discharge the Parties from their ongoing or future obligations under the Collaboration Agreement (as amended), the Agreement Regarding Regorafenib, or this Settlement Agreement.

3. Unknown Claims: The Parties each expressly assume the risk that by entering into this Settlement Agreement and the releases contained herein, each will forever waive claims, causes of action, and damages that may exist before the Effective Date of this Settlement Agreement, but which it does not know of, or suspect to exist, and which, if known, would have materially affected the Party’s decision to enter into this Settlement Agreement. In that regard, the Parties acknowledge that they have been informed by their counsel of the provisions of Section 1542 of the Civil Code of the State of California, and expressly waive and relinquish all rights and benefits which they might have had under that section which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties hereby expressly waive and relinquish all rights and benefits under that Section 1542 of the Civil Code of the State of California and any law or legal principle of similar effect in any jurisdiction with respect to the release granted in this Settlement Agreement.

4. Execution of Additional Agreements:

a. Agreement Regarding Regorafenib: Concurrent with execution of this Settlement Agreement, the Parties shall execute and deliver the Agreement Regarding Regorafenib in the form attached hereto as Exhibit A.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

b. Fourth Amendment to the Collaboration Agreement: Concurrent with execution of this Settlement Agreement, the Parties shall execute and deliver the Fourth Amendment to the Collaboration Agreement in the form attached hereto as Exhibit B.

The Agreement Regarding Regorafenib and the Fourth Amendment to the Collaboration Agreement are referred to collectively as the “Operative Agreements.” The execution and delivery of both of the Operative Agreements is a condition precedent to the effectiveness of this Settlement Agreement.

5. Acknowledgement of Consideration: Bayer and Onyx each acknowledge that the consideration being received by it for the execution of the Operative Agreements includes, in each case, the performance of this Settlement Agreement, and acknowledges the sufficiency of consideration for each such agreement.

6. Bayer Healthcare Performance Guarantee: The Operative Agreements (together with the underlying Collaboration Agreement and Co-Promotion Agreement, collectively referred to for purposes of this Section 6 as the “Interrelated Agreements”) provide for the performance by one or more Bayer Affiliates which may not be, in each case, party to such Interrelated Agreements. In order to avoid any ambiguity as to the appropriate parties, forum and venue for the enforcement of rights by Onyx under the Interrelated Agreements, Bayer HealthCare LLC hereby unconditionally and irrevocably guarantees the prompt and complete performance of the Interrelated Agreements, in each case as may be amended from time to time, by its Affiliates, and in consideration for such performance guarantee, the parties to this Settlement Agreement further agree as follows: (a) If any dispute arises from and after the Effective Date in connection with any of the Interrelated Agreements, and if Onyx is unable to amicably address and resolve such dispute directly with the relevant Affiliate, Onyx shall promptly notify Bayer HealthCare

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LLC, and Bayer HealthCare LLC shall be given a reasonable period of time in which to perform or secure the Affiliate’s performance of the relevant Interrelated Agreement; (b) should Bayer HealthCare LLC thereafter fail to perform or secure such performance on a timely basis, Onyx shall, in accordance with the terms and conditions of the relevant Interrelated Agreement, seek to enforce such Interrelated Agreement against Bayer HealthCare LLC, and only against Bayer HealthCare LLC, without any obligation or right to first seek performance by such Affiliate or exhaust any remedy under such Interrelated Agreement; (c) any legal action which Onyx is permitted to bring pursuant to any Interrelated Agreement from and after the Effective Date shall be brought exclusively against Bayer HealthCare LLC in the manner and under the procedures set forth in the relevant Interrelated Agreement(s), irrespective of the Bayer Affiliate that may be a party to such Interrelated Agreement, and Onyx shall not seek to enforce the relevant Interrelated Agreement against any other Bayer Affiliate unless and until Onyx shall have first exhausted its remedies against Bayer HealthCare LLC; (d) any legal action brought against Bayer HealthCare LLC shall be brought only in the forum or venue and under the applicable law as provided for claims against Bayer HealthCare LLC in Section 25.1 of the Collaboration Agreement, as amended; and (e) promptly following the Effective Date, Bayer HealthCare LLC shall enter an appropriate agreement with each relevant Bayer Affiliate confirming that such Bayer Affiliate shall comply with any valid discovery requests of Onyx in connection with any such legal action by providing the relevant information to Bayer HealthCare LLC in order to allow it to respond on behalf of the Bayer Affiliate. The limitations on Onyx’s ability to bring legal actions against Bayer Affiliates set forth in this Section 6 shall be subject to the condition that such Bayer Affiliates actually and timely comply with valid discovery requests of Onyx. The performance guaranty described in this Section 6 shall be effective notwithstanding any

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

insolvency of Bayer HealthCare LLC at any time, the extension or modification of the obligations under any agreement as to which Bayer HealthCare LLC is providing this performance guaranty, or the subsequent reorganization, merger or consolidation of Bayer HealthCare LLC.

7. Disclosure: Promptly following execution of this Settlement Agreement and the Operative Agreements, Onyx and Bayer shall each issue the press releases in the forms attached hereto as Exhibits C-1 and C-2, respectively. Except as required by law, regulation or the rules of any nationally-recognized securities exchange, subsequent public disclosures by each Party related to the Litigation (including this Settlement Agreement) shall be consistent with the content of such press releases and related filings with the SEC or counterpart securities regulators. Bayer acknowledges that Onyx will be required to file with the SEC copies of this Settlement Agreement and each of the Operative Agreements and to make disclosures in a Report on Form 8-K and subsequent filings. Onyx shall prepare and deliver to Bayer in advance of its public filing of this Settlement Agreement and the Operative Agreements its proposed redactions in connection with a request for confidential treatment of the financial and other commercially and technically sensitive information set forth in such Operative Agreements. Onyx shall consider in good faith any requests by Bayer for edits and additional redactions, and shall use commercially reasonable efforts to obtain confidential treatment of this Settlement Agreement and the Operative Agreements from the SEC as represented in the redacted version reviewed by Bayer (with such Bayer suggestions as Onyx agreed to), provided that any submission thereof to the SEC shall be made in Onyx’s discretion. Nothing in this Paragraph 7 shall limit a Party’s right to make disclosures which in its judgment are required by law, regulation or the rules of any nationally-recognized securities exchange so long as such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

disclosing Party provides the contemplated disclosure to the other Party and considers in good faith any redactions suggested by the other Party on a timely basis, and uses commercially reasonable efforts to obtain confidential treatment of such disclosure if requested by the other Party. A Party will publicly disclose the terms of this Settlement Agreement or the Operative Agreements only to the extent reasonably necessary in its judgment to comply with its legal obligations.

8. Fees and Costs: Each party will bear its own fees and costs related to the Litigation and the preparation and negotiation of this Settlement Agreement and the Operative Agreements.

9. Binding on Successors and Assigns: This Settlement Agreement is binding upon and shall inure to the benefit of each Party and its respective successors and assigns, together with the present or former officers, directors, agents or employees of each Party.

10. Governing Law and Disputes: This Settlement Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within the State of California without giving effect to any choice or conflict of law provisions. The Parties agree that the Federal District Court for the Northern District of California shall retain jurisdiction over this matter to enforce the payment obligation set forth in Section 12 of the Fourth Amendment to the Collaboration Agreement. All other disputes arising out of or in connection with this Settlement Agreement (including whether a dispute is subject to arbitration) shall be solely and exclusively resolved through arbitration in San Francisco, California before a panel of three (3) neutral arbitrators, which shall be selected as follows within thirty (30) days from the request for arbitration: Bayer shall select one arbitrator, Onyx shall select one arbitrator, and Bayer and Onyx shall seek to agree on the selection of the third arbitrator; provided that if Bayer and Onyx

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

fail to agree on such third arbitrator within such thirty (30)-day period, then the arbitrators designated by Onyx and Bayer shall select the third arbitrator within fifteen (15) days. Judgment on the award may be entered in any court having jurisdiction. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules & Procedures, except that the parties expressly agree that any arbitration pursuant to this paragraph shall be a “baseball-style” arbitration governed by Rule 33 of the JAMS Comprehensive Arbitration Rules & Procedures (effective October 1, 2010). Each Party shall bear its own costs and expenses in connection with a dispute brought under this Article, provided that Bayer and Onyx shall share equally in the costs of the arbitration panel and any fee imposed by JAMS. Notwithstanding any Rule to the contrary, the parties expressly agree to the following discovery procedures for any arbitration initiated pursuant to this paragraph. The Parties shall be entitled to take discovery within the scope provided for in the JAMS Comprehensive Arbitration Rules & Procedures. With respect to limits on the type and amount of discovery, each Party shall be entitled to [ * ]. The arbitrator may allow discovery beyond these limits upon a showing a good cause. No written statement of reasons shall accompany the arbitration decision unless both Parties agree that such a statement is necessary. To the extent non-monetary relief is an issue in the arbitration, each Party shall submit its proposal regarding non-monetary relief, and the arbitration panel shall choose between the Parties’ proposals.

11. Entire Agreement: This Settlement Agreement, including the Operative Agreements, constitutes the entire agreement and understanding between the Parties with respect to the subject matters set forth herein, and supersedes and replaces any prior agreements and understandings, whether oral or written, between and among them with respect to such matters. The provisions of this Settlement Agreement may be waived, altered, amended or repealed in

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

whole or in part only upon the written consent of all Parties. The Operative Agreements may be waived, amended or repealed in whole or in part only in accordance with the terms of each such agreement.

12. Counterparts: This Settlement Agreement may be executed in separate counterparts by the Parties, and each counterpart when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

13. Advice of Counsel: Each of the Parties has been represented by counsel in the preparation of this Settlement Agreement and the Operative Agreements.

14. Interpretation: This Settlement Agreement and the Operative Agreements are agreements among financially sophisticated and knowledgeable parties and are entered into by the Parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the Party who prepared (or caused the preparation of) such agreement or the relative bargaining power of the Parties.

15. Authority: As of the Effective Date of this Agreement, each Party hereto represents and warrants that it is an entity duly formed, validly existing, and in good standing under the laws of its jurisdiction of organization. Each Party further represents and warrants that it has full power and authority to enter into this Agreement and to perform its obligations hereunder. Each Party represents and warrants that the execution, delivery, and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and does not require any shareholder action or approval. Each Party represents and warrants that the person signing this Settlement Agreement in a representative capacity on its behalf has that Party’s authority to so sign and that it will be bound by the signatory’s execution of this Settlement Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16. Severability: If any provision of this Settlement Agreement is determined to be invalid or unenforceable, then (i) the remainder of this Settlement Agreement, or the application of such term, covenant or condition to the Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Settlement Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Settlement Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Settlement Agreement are to be effectuated.

17. Waiver: No relaxation, forbearance, delay, or indulgence by a Party in enforcing its rights hereunder or the granting of time by such Party will prejudice or affect its rights hereunder. No waiver of a breach or provision of this Agreement will be deemed effective, unless provided in writing by the allegedly waiving Party. A waiver by a Party of a breach or provision will not operate as a waiver of any other breach or provision, or of any subsequent or continuing breach.

18. Notice: Any notice required or permitted to be given hereunder will be given in writing and sent by an internationally recognized overnight delivery service (dated receipt requested). Notice shall be sent to the following addresses:

If to Bayer:

Bayer HealthCare LLC

555 White Plains Road

Tarrytown, NY 10591

Attention: Sr. VP and General Counsel

Facsimile: (914)-366-1784

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If to Onyx:

Onyx Pharmaceuticals, Inc.

249 E. Grand Avenue

South San Francisco, CA 94080

Attention: Chief Executive Officer

Telephone: (650) 266-0000

Facsimile: (650) 266-0100

19. No Admissions: Each of the Parties acknowledge and agree that this Settlement Agreement constitutes a compromise settlement of disputed claims. Neither the fact of, nor any provision contained in this Settlement Agreement nor any action taken pursuant to its terms will constitute, or be construed as, or be asserted to be, an admission of any wrongdoing, fault or liability of any kind on the part of either Party. This Settlement Agreement will not be offered or be admissible as evidence against either Party or cited or referred to in any action or proceeding except an action or proceeding to enforce this Settlement Agreement. In any action or proceeding to enforce this Settlement Agreement in which this Settlement Agreement is admitted into evidence or otherwise considered, the Settlement Agreement will not constitute an admission by either Party or a waiver of any claims or defenses the Party may have or assert.

20. Headings and Captions: Headings and captions used in this Settlement Agreement are for ease of reference only, and do not constitute part of this Settlement Agreement, nor will they be used as an aid in the construction hereof.

{signature pages follow}

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, and INTENDING TO BE LEGALLY BOUND, each Party hereby sets its hand and seal as of the date set forth below.

Dated: October 11, 2011	ONYX PHARMACEUTICALS, INC.

/s/ N. Anthony Coles
By:

Dated: October 11, 2011	BAYER AG

/s/ Roland Hartwig
	By:	General Counsel

/s/ Alexander Bey
	By:	Alexander Bey
BHC General Counsel

Dated: October 11, 2011	BAYER PHARMA AG

/s/ Andreas Fibig
	By:	Andreas Fibig, CEO

/s/ E. Gardyan Eisenlohr
	By:	E. Gardyan Eisenlohr, General Counsel

Dated: October 11, 2011	BAYER HEALTHCARE LLC

/s/ R. Scott Meece
	By:	General Counsel + Sr. Vice President

Dated: October 11, 2011	BAYER CORPORATION

/s/ Lars Benecke
	By:	Lars Benecke
SVP, Chief Legal Officer and Secretary

13

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.